Exhibit 5.1

[Letterhead of Eversheds Sutherland (US) LLP]

April 8, 2022

United States 12 Month Natural Gas Fund, LP
1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, California 94596

Re:	United States 12 Month Natural Gas Fund, LP Registration Statement on Form S-1 No. 333-263572

Ladies and Gentlemen:

We have acted as counsel to the United States 12 Month Natural Gas Fund, LP, a Delaware limited partnership (“UNL”), and its general partner, the United States Commodity Funds LLC (the “General Partner”), in connection with Pre-Effective Amendment No. 2 to the registration statement on Form S-1 filed with the SEC as of the date hereof (the “Registration Statement”) filed by UNL with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to an unlimited number of shares representing limited partner interests in UNL (the “Shares”), in connection with the offering described in the Registration Statement.

As counsel to UNL, we have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction as of a recent date by public officials or officers acting on behalf of UNL as authentic copies of originals, of (i) UNL’s certificate of limited partnership and its third amended and restated agreement of limited partnership dated as of December 15, 2017 (the “Partnership Agreement”), (ii) the General Partner’s sixth amended and restated limited liability company agreement dated as of May 15, 2015, (iii) a Certificate of Good Standing with respect to UNL issued by the Delaware Secretary of State as of a recent date; (iv) resolutions of the board of directors of the General Partner acting on behalf of UNL relating to the authorization, issuance, offer and sale of the Shares pursuant to the Registration Statement, (v) a form of authorized purchaser agreement entered into by UNL, the General Partner and each authorized purchaser filed as an exhibit to the Registration Statement (the “AP Agreement”); and (vi) such other documents or matters of law as in our judgment were necessary or appropriate to enable us to render the opinions expressed below.

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification (i) the genuineness of all signatures (other than those of UNL and the General Partner) on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by UNL and the General Partner.

As to certain matters of fact relevant to the opinion in this opinion letter, we have relied with your approval upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion), upon certificates and/or representations of officers and employees of the General Partner on behalf of UNL, upon such other certificates as we deemed appropriate, and upon such other data as we have deemed to be appropriate under the circumstances. We have not independently established the facts, or in the case of certificates of public officials, the other statements, so relied upon.

The opinions expressed in this letter are limited to the Limited Liability Company Act and the Revised Uniform Limited Partnership Act of the State of Delaware (“RULPA”). We express no opinion with respect to any other laws of the State of Delaware or the laws of any other jurisdiction. Without limiting the preceding sentence, we express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Shares. This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.

Based upon and subject to the foregoing, we are of the opinion that (i) the issuance of the Shares has been duly authorized and (ii) when the Shares have been delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof, the Registration Statement has become effective under the Act and remains effective at the time of the offer and sale of the Shares, and the Shares are offered and sold as described in the Registration Statement, the Partnership Agreement and the AP Agreement, the Shares will be validly issued and the holders, as limited partners of UNL, will have no obligations to make further payments to UNL or its creditors for their purchases of the Shares or contributions to UNL or its creditors solely by reason of their ownership of the Shares or their status as limited partners of UNL (subject to the obligation of a limited partner to repay any funds wrongfully distributed to it as and to the extent provided in RULPA).

This opinion is limited to the matters expressly set forth herein, and no opinion may be implied or inferred beyond those expressly stated. Our opinions and other statements expressed herein are as of the date hereof, and we have no obligation to update this letter or to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section of the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Act.

Respectfully submitted,

/s/ Owen J. Pinkerton

Owen J. Pinkerton, a partner